Exhibit 99.1

Company Contacts:	Investor Relations:
Universal Power Group, Inc.	Lambert, Edwards & Associates
469.892.1122	616.233.0500
Mimi Tan, SVP	Jeff Tryka, CFA or Karen Keller
tanm@upgi.com	jtryka@lambert-edwards.com

Universal Power Group Reports First Quarter 2012 Results

CARROLLTON, Texas — May 9, 2012 — Universal Power Group, Inc. (NYSE Amex: UPG), a Texas-based distributor and supplier of batteries and related power accessories, and a third-party logistics provider, today announced financial results for the first quarter ended March 31, 2012.

For the first quarter, UPG reported net income of $0.3 million, or $0.06 per diluted share, on net sales of $26.4 million, compared with net income of $0.4 million, or $0.08 per diluted share, on net sales of $21.6 million in the first quarter of 2011.

“In the first quarter, UPG saw steady improvement in Chinese battery production and resolution of supply chain issues from last year.  As our manufacturing partners improved production levels, we were able to fulfill customer backlog orders and generate higher sales,” stated Ian Edmonds, UPG’s President and Chief Executive Officer.  “Although we are pleased that our core business is once again growing and we are able to deliver on our commitments to customers, we faced some pricing volatility and extended price concessions that reduced our gross margins.  We view these steps as investments in the long-term relationships we’ve built with our clients that should help position us for stronger growth as the last of the issues with China are resolved.”

First Quarter Results
Net sales for the first quarter increased 22.3 percent, to $26.4 million, from $21.6 million in the first quarter of 2011.  The increase in net sales in the 2012 first quarter was primarily driven by an increase in sales of core batteries and related power accessories, as a significant supply chain disruption in China began to be resolved.  The increase in sales was the result of fulfillment of customer order backlogs, as well as new customer orders.  Net sales were also higher as a result of the inclusion of sales from ProTechnologies, Inc. (PTI), which UPG acquired on April 20, 2011.

Gross profit increased to $4.7 million in the quarter, compared with $4.3 million in the first quarter of 2011, due mainly to the higher sales levels.  As a percent of sales, gross margin decreased to 17.7% in the first quarter of 2012, from 20.0% in the prior year as a result of higher product costs resulting from the supply chain disruptions in China.  Operating expenses increased to $4.2 million in the first quarter of 2012, from $3.5 million in the first quarter of 2011.  The increase in operating expenses included higher personnel and sales representative costs, increased professional fees, including litigation expenses on matters that were settled in the first quarter, as well as increased marketing, travel and facility expenses.  First-quarter operating expenses of 2012 also included the expenses of PTI, which were not included in results for the first quarter of 2011.

Primarily as a result of the increase in operating expenses, operating income fell to $0.5 million for the current quarter, compared with operating income of $0.8 million in the first quarter 2011.  Interest expense was $0.1 million in the first quarter, which was flat when compared with the prior year.  As a result, UPG generated pre-tax income of $0.5 million for the first quarter of 2012 compared to a pre-tax income of $0.6 million in the prior year.  The Company reported net income of $0.3 million, or $0.06 per diluted share, compared to net income of $0.4 million, or $0.08 per diluted share in the first quarter of 2011.

Balance Sheet and Financial Position
At March 31, 2012 inventory was $24.2 million, virtually unchanged from the December 31, 2011 levels.  Although manufacturing delays and increased delivery lead times associated with the Chinese supply chain issues began to stabilize in the first quarter, the supply chain improvements were not sufficient to enable UPG to rebuild inventories to normal levels. UPG anticipates that continued improvements in the supply chain will enable the Company to fulfill remaining backlog orders and rebuild inventory levels through the second quarter.

Accounts receivable increased to $15.9 million, from $13.0 million at the end of 2011.  Accounts payable increased by $3.4 million, to $10.2 million during the period.  Total working capital increased to $20.3 million, from $19.9 million at the end of 2011.  For the first three months of 2012, net cash used in operations was $1.1 million compared to $4.9 million provided by operating activities in the first three months of 2011. Operating cash flow for the first quarter of 2012 reflects a $3.0 million increase in accounts receivable and a $1.8 million increase in prepaid expenses and other current assets, which were partially offset by a $3.4 million increase in accounts payable.

Sale of Monarch Subsidiary
On May 4, 2012, UPG closed on the sale of its Monarch Outdoor Adventures, LLC (Monarch) subsidiary, a manufacturer and retailer of hunting products including battery and solar powered deer feeders, hunting blinds, stands and accessories which UPG acquired in January, 2009.  Monarch’s revenue and assets are not material to UPG’s consolidated financial results, and UPG’s management decided to divest the business to better focus the Company’s resources on its core business of batteries and related power accessories.

Edmonds concluded:  “We started 2012 with the continuing effects of the industry-wide supply issues in China, but we made considerable progress in moving beyond them as we experienced a significant improvement in sales over the fourth quarter of 2011.  As our supply chain gets back to more normal levels of activity, we expect that our sales and gross margins will improve.  We remain encouraged by our efforts to grow the business, with sales to new customers supporting our growth in the first quarter, along with continued strong performance by PTI.  We also completed the recent sale of Monarch, which is consistent with our strategy to refocus on our core competencies and promote the long-term growth of our business.”

Conference Call Information
Universal Power Group will host an investor conference call today, Wednesday, May 9, 2012 at 11:30 a.m. ET (10:30 a.m. CT) to discuss the Company’s financial results for the first quarter ended March 31, 2012.

Interested parties may access the conference call by dialing 1.866.770.7120; passcode 78510038.  The conference call will also be broadcast live at www.upgi.com and through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal.  Institutional investors can access a webcast of the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the conference call will be made available through May 16, 2012 by calling 1.888.286.8010, passcode 29414875, and an archived webcast will be available at www.upgi.com.

About Universal Power Group, Inc.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services.  UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products.  UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development.  For more information, please visit the UPG website at www.upgi.com.

Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties described from time to time in the Company's filings with the Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

UNIVERSAL POWER GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(Amounts in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)

CURRENT ASSETS
Cash and cash equivalents	$356	$283
Accounts receivable:
Trade, net of allowance for doubtful accounts of $409 (unaudited) and $384	15,937	12,972
Other	393	442
Inventories – finished goods, net of allowance for obsolescence of $440 (unaudited) and $830	24,164	24,174
Current deferred tax asset	823	972
Income tax receivable	661	721
Prepaid expenses and other current assets	3,199	1,426
Total current assets	45,533	40,990

PROPERTY AND EQUIPMENT
Logistics and distribution systems	1,881	1,871
Machinery and equipment	1,044	1,044
Furniture and fixtures	513	511
Leasehold improvements	394	389
Vehicles	171	171
Total property and equipment	4,003	3,986
Less accumulated depreciation and amortization	(3,203)	(3,128)
Net property and equipment	800	858

GOODWILL	1,387	1,387
INTANGIBLES, net	467	527
OTHER ASSETS	108	100
NON-CURRENT DEFERRED TAX ASSET	233	213
	2,195	2,227
TOTAL ASSETS	$48,528	$44,075

UNIVERSAL POWER GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

LIABILITIES AND SHAREHOLDERS’ EQUITY

(Amounts in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)

CURRENT LIABILITIES
Line of credit	$13,923	$12,654
Accounts payable	10,220	6,845
Income taxes payable	18	—
Accrued liabilities	966	1,213
Current portion of settlement accrual	—	241
Current portion of capital lease and note obligations	114	119
Current portion of deferred rent	—	14
Total current liabilities	25,241	21,086

LONG-TERM LIABILITIES
Capital lease and note obligations, less current portion	204	229
Total long-term liabilities	204	229

TOTAL LIABILITIES	25,445	21,315

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock - $0.01 par value, 50,000,000 shares authorized, 5,020,000 shares issued and outstanding	50	50
Additional paid-in capital	16,342	16,339
Retained earnings	6,711	6,419
Accumulated other comprehensive loss	(20)	(48)
Total shareholders’ equity	23,083	22,760

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,528	$44,075

 UNIVERSAL POWER GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands except per share data)

	Three Months Ended March 31,
	2012	2011
Net sales	$26,410	$21,587
Cost of sales	21,734	17,278
Gross profit	4,676	4,309

Operating expenses	4,167	3,536

Operating income	509	773

Other income (expense)
Interest expense	(144)	(141)
Other, net	125	—
	(19)	(141)

Income before provision for income taxes	490	632
Provision for income taxes	(198)	(229)
Net income	$292	$403
Earnings per share
Basic	$0.06	$0.08
Diluted	$0.06	$0.08
Weighted average shares outstanding
Basic	5,020	5,020
Diluted	5,202	5,046

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(Amounts in thousands)

	Three Months Ended March 31,
	2012	2011
Net income	$292	$403
Amortization of hedging instrument	28	29
Comprehensive income	$320	$432

UNIVERSAL POWER GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$292	$403
Items not requiring (providing) cash:
Depreciation and amortization	135	155
Provision for bad debts	23	45
Provision for obsolete inventory	140	180
Deferred income taxes	129	159
Stock-based compensation	3	15
Changes in operating assets and liabilities
Accounts receivable – trade	(2,988)	1,745
Accounts receivable – other	49	(21)
Inventories	(130)	1,376
Income taxes receivable/payable	78	(537)
Prepaid expenses and other current assets	(1,773)	289
Accounts payable	3,375	1,145
Accrued liabilities	(219)	136
Settlement accrual	(241)	(197)
Deferred rent	(14)	(19)
Net cash provided by (used in) operating activities	(1,141)	4,874

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(17)	—
Net cash used in investing activities	(17)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Net activity on line of credit	1,269	(4,963)
Payments on capital lease and note obligations	(38)	(6)
Net cash provided by (used in) financing activities	1,231	(4,969)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	73	(95)
Cash and cash equivalents at beginning of period	283	215
Cash and cash equivalents at end of period	$356	$120

SUPPLEMENTAL DISCLOSURES
Income taxes paid	$7	$617
Interest paid	$144	$106